UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 12(b) or (g) of
the Securities Exchange Act of 1934
(Date of Report (date of earliest event reported)): January 7, 2008
Middlefield Banc Corp.
(Exact name of registrant specified in its charter)

Ohio	000-32561	34-1585111

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15985 East High Street Middlefield, Ohio	44062-0035

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (440) 632-1666

[not applicable]

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02 Compensatory Arrangements of Certain Officers
     On January 7, 2008, Middlefield Banc Corp. (“Middlefield”) entered into new severance agreements with –
1)	Thomas G. Caldwell, President and Chief Executive Officer of Middlefield and The Middlefield Banking Company (the “Bank”),

2)	James R. Heslop II, Executive Vice President and Chief Operating Officer of Middlefield and the Bank,

3)	Jay P. Giles, Senior Vice President/Senior Loan Officer of the Bank,

4)	Teresa M. Hetrick, Senior Vice President – Operations/Administration of the Bank,

5)	Jack L. Lester, Vice President – Compliance and Security Officer of the Bank,

6)	Donald L. Stacy, Treasurer and Chief Financial Officer of Middlefield, Senior Vice President and Chief Financial Officer of the Bank, and

7)	Alfred F. Thompson, Jr., Vice President – Loan Administration of the Bank.
     The severance agreements of Messrs. Caldwell, Heslop, and Stacy provide that severance benefits become payable immediately after a change in control of Middlefield occurs. The agreements of each of the four other officers provide that severance benefits become payable if the officer’s employment terminates within 24 months after a change in control. The amount of the severance compensation is 2.5 times Messrs. Caldwell and Heslop’s annual compensation and two times annual compensation for the other 5 executives with severance agreements. The severance agreements also provide continued life, health, and disability insurance coverage for 24 months and accelerated vesting of benefits under benefit plans. Middlefield has also agreed to pay up to $500,000 of legal fees incurred by Messrs. Caldwell and Heslop and $300,000 of legal fees incurred by the five other officers associated with the interpretation, enforcement, or defense of their rights under the severance agreements.
Item 8.01 Other Events
     On December 28, 2007, The Middlefield Banking Company entered into Amended Director Retirement Agreements with Directors Frances H. Frank and Thomas C. Halstead and on January 8, 2008, the bank entered into Amended Director Retirement Agreements with Directors Richard T. Coyne and Donald E. Villers. Originally entered into in December 2001, the agreements have been amended to ensure compliance with section 409A of the Internal Revenue Code of 1986 and the new section 409A regulations issued by the Internal Revenue Service in 2007. The amended agreements also (x) employ a uniform normal retirement age of age 75 rather than a customized normal retirement age for each director and (y) provide that payment of the normal retirement benefit shall begin when a director attains normal retirement age even if the director continues serving as a director. Middlefield’s corporate governance guidelines allow a director who has attained age 75 to serve out his or her remaining term but prohibit that director from standing for reelection. The amended agreements do not change the duration of the normal retirement benefit, which is ten years. The amended agreements also provide that the liability accrual balance established by the bank shall be paid to the director in a single lump sum immediately after a change in control of Middlefield and that the benefit payable for early termination or disability occurring before normal retirement age shall be based upon the accrual balance existing when termination occurs rather than the accrual balance existing at the previous year end. Unlike the December 2001 Director Retirement Agreements which provided no benefits after the director’s death, the amended agreements provide a lump sum death benefit corresponding to a particular director’s liability accrual balance at the time of death.
Item 9.01(d) Exhibits

10.2	Severance Agreement between Middlefield Banc Corp. and Thomas G. Caldwell

10.3	Severance Agreement between Middlefield Banc Corp. and James R. Heslop II

10.4	Severance Agreement between Middlefield Banc Corp. and Jay P. Giles

10.4.1	Severance Agreement between Middlefield Banc Corp. and Teresa M. Hetrick

10.4.2	Severance Agreement between Middlefield Banc Corp. and Jack L. Lester

10.4.3	Severance Agreement between Middlefield Banc Corp. and Donald L. Stacy

10.4.4	Severance Agreement between Middlefield Banc Corp. and Alfred F. Thompson Jr.

10.6	Amended Director Retirement Agreement between The Middlefield Banking Company and Richard T. Coyne

10.7	Amended Director Retirement Agreement between The Middlefield Banking Company and Frances H. Frank

10.8	Amended Director Retirement Agreement between The Middlefield Banking Company and Thomas C. Halstead

10.12	Amended Director Retirement Agreement between The Middlefield Banking Company and Donald E. Villers
Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Middlefield Banc Corp.

Date: January 9, 2008	/s/ James R. Heslop II

James R. Heslop II
Executive Vice President and Chief
Operating Officer

EXHIBIT INDEX

EXHIBIT
NUMBER	DESCRIPTION

10.2	Severance Agreement between Middlefield Banc Corp. and Thomas G. Caldwell

10.3	Severance Agreement between Middlefield Banc Corp. and James R. Heslop II

10.4	Severance Agreement between Middlefield Banc Corp. and Jay P. Giles

10.4.1	Severance Agreement between Middlefield Banc Corp. and Teresa M. Hetrick

10.4.2	Severance Agreement between Middlefield Banc Corp. and Jack L. Lester

10.4.3	Severance Agreement between Middlefield Banc Corp. and Donald L. Stacy

10.4.4	Severance Agreement between Middlefield Banc Corp. and Alfred F. Thompson Jr.

10.6	Amended Director Retirement Agreement between The Middlefield Banking Company and Richard T. Coyne

10.7	Amended Director Retirement Agreement between The Middlefield Banking Company and Frances H. Frank

10.8	Amended Director Retirement Agreement between The Middlefield Banking Company and Thomas C. Halstead

10.12	Amended Director Retirement Agreement between The Middlefield Banking Company and Donald E. Villers